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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  May 20, 2005
                Date of Report (Date of earliest event reported)


                              METALDYNE CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                      001-12068            38-2513957
(State or other jurisdiction of         (Commission         (I.R.S. Employer
 incorporation or organization)         file number)       Identification No.)

                  47659 Halyard Drive, Plymouth, Michigan 48170
                    (Address of principal executive offices)

                                 (734) 207-6200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communication s pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note: This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Metaldyne Corporation on May 23, 2005 and is being filed solely to clarify and expand upon certain disclosures made therein. The text of
Item 1.01 of this amendment is intended to amend and restate in its entirety the text of Item 1.01 in the original Form 8-K.

Item 1.01  Entry into a Material Definitive Agreement.

     On May 20, 2005, Metaldyne Company LLC, a wholly-owned subsidiary of the registrant, entered into an amendment to its Senior Credit Facilities with JPMorgan Chase Bank, N.A., as administrative agent ("JPMCB"). The amendment to the credit agreement, which is effective as of May 16, 2005, authorized JPMCB to enter into an intercreditor agreement with General Electric Capital Corporation ("GECC"), as administrative agent under the company's accounts receivable facility. The intercreditor agreement between JPMCB and GECC was executed on May 20, 2005.

     Under the terms of the Company's accounts receivable facility, the signing of the intercreditor agreement automatically triggered both (i) an increase in the maximum potential availability under the facility from $150.0 million to $175.0 million and (ii) an improvement in actual availability under the accounts receivable facility. Actual availability under the facility is based on customer concentration limits and other accounts receivable eligibility criteria. While actual availability under the company's accounts receivable facility both before and after giving effect to the signing of the intercreditor agreement were significantly less than the potential availability limits stated above, the company's actual availability under the facility will experience improvements as a result of the signing of the intercreditor agreement. Because accounts receivable balances, account debtors and collections fluctuate daily, actual availability under the facility changes daily. Consequently, it is not practicable to provide a precise measure of the improvements in actual availability under the facility at this time.

     The improvements in liquidity under the terms of the receivables facility that took effect upon the signing of the intercreditor agreement resulted from both (1) a previously agreed reversal of the effects of the Ford Motor Company and General Motors Corporation credit rating downgrades and (2) other previously agreed increases in concentration limits applicable to certain customers, including Ford and General Motors. In addition, the applicable margin on LIBOR based drawings increased from 1.5% to 1.75% (increasing further 0.25% thereafter each 90 days to a maximum of 2.25%) and increase the applicable margin on Base Rate based drawings from 0.5% to 0.75% (increasing further 0.25% thereafter each 90 days to a maximum of 2.25%).

     The amendment to the credit agreement also reduced the maximum permitted potential availability under the company's accounts receivable facility from $250.0 million to $175.0 million. Because the effect of this aspect of the amendment to the credit agreement is solely related to possible future increases in the maximum potential availability under the accounts receivable facility, it had no current impact on the company's actual availability under its accounts receivable facility. The company does not presently believe that it has adequate receivables availability to warrant a facility larger than $175 million for the foreseeable future. However, were the company to require a facility of more than $175 million, it would need to obtain permission from its senior lenders. The amendment to the credit agreement also covered several administrative matters.

     The amendment to the Senior Credit Facilities is filed herewith as Exhibit 99.1.


Item 9.01  Financial Statements and Exhibits.


     (c) Exhibits. The following exhibit is filed herewith:



Exhibit 99.1       Amendment to Credit Agreement.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 25, 2005


                               METALDYNE CORPORATION


                               By: /s/ Jeffrey M. Stafeil
                                   ----------------------------------
                                   Name: Jeffrey M. Stafeil
                                   Title: Executive Vice President
                                          and Chief Financial Officer